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                                                               EXHIBIT 23.1


                     CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Proxy Statement/Prospectus constituting part of this Registration Statement on Form S-4 of Oakwood Homes Corporation of our report dated November 1, 1993, which appears on page 34 of Oakwood Homes Corporation's 1993 Annual Report to Stockholders, which is incorporated by reference in its Annual Report on Form 10-K for the year ended September 30, 1993. We also consent to the incorporation by reference of our report on the Financial Statement Schedules, which appears on page F-1 of such Annual Report on Form 10-K. We also consent to the references to us under the headings "Experts" and "Selected Consolidated Financial Information" in such Proxy Statement/Prospectus. However, it should be noted that Price Waterhouse LLP has not prepared or certified such "Selected Consolidated Financial Information".


PRICE WATERHOUSE LLP

Winston-Salem, North Carolina
August   , 1994